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                             EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Scios Inc. on Form S-3 of our report dated February 6, 1996, on our audits of the consolidated financial statements and financial statement schedules of Scios Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is incorporated by reference in the Annual Report on Form 10-K.


                                                /s/   Coopers & Lybrand L.L.P.


San Jose, California
May 28, 1996